Exhibit 10.1

                               PLIANT CORPORATION
                   2005 MANAGEMENT INCENTIVE COMPENSATION PLAN

GENERAL

     1.1 PURPOSE. The purpose of the Pliant Corporation 2005 Management Incentive Compensation Plan (the "Plan") is to advance the interests of the shareholders of Pliant Corporation ("Pliant") by providing performance-based incentives to eligible management associates of Pliant.

     1.2 EFFECTIVE DATE. The Plan shall be effective for the Incentive Period beginning January 1, 2005.

     1.3 PLAN NOT FUNDED. Incentive Plan Awards shall be made solely from the general assets of Pliant or its wholly-owned subsidiaries, as the Board may determine in its sole discretion. To the extent any person acquires a right to receive payments under the Plan, the right is no greater than the right of any other unsecured general creditor.

DEFINITIONS

     2.1 "BOARD" means the Board of Directors of Pliant.

     2.2 "COMPANY" means Pliant, its predecessors and affiliates.

     2.3 "CHANGE OF CONTROL" means a transaction pursuant to which a majority of the capital stock or assets of Pliant are sold.

     2.4 "EMPLOYMENT AGREEMENT" means any applicable employment agreement entered into between Participant and Pliant or any affiliate of Pliant.

     2.5 "INCENTIVE PERCENTAGE" means the percentage amount determined by adding the Organizational Goals Incentive Percentage for a Participant determined pursuant to EXHIBIT A and the Personal Goals Incentive Percentage for a Participant determined pursuant to EXHIBIT B, provided, however, the Board may establish different Incentive Percentages for individual Participants or different classes of Participants, and/or the achievement levels of the Performance Goals.

     2.6 "INCENTIVE PERIOD" means the twelve month period beginning on January 1, 2005 and ending on December 31, 2005.

     2.7 "INCENTIVE PLAN AWARD" means the incentive compensation award granted under the Plan which is contingent and based upon the attainment of the Performance Goals with respect to the Incentive Period.

     2.8.  "LONG TERM  INCENTIVE  PLAN"  means the 2004 MIP Long Term  Incentive
Plan.

     2.9   "NONCOMPETITION   AGREEMENT"  means  any  applicable   noncompetition
agreement or similar covenant entered into between Participant and Pliant.

     2.10 "PARTICIPANT" means a management employee of the Company or its affiliates participating in the Plan as provided in Section 3.1 hereof.

     2.11 "PERFORMANCE GOALS" means the performance goals established by the Board for the Incentive Period. The Performance goals shall be based upon the overall EBITDA of the Company during the Incentive Period, and may differ for individual and/or different classes of Participants. Additionally, the Board may establish such other subjective or objective goals, including individual Performance Goals, which it deems appropriate. The determination of EBITDA and other Performance Goal measures shall be based upon components and criteria established from time to time by the Board in its sole and absolute discretion, and the Board's determination regarding these items shall be final and conclusive.

PARTICIPATION

     3.1. ELIGIBILITY. Associates eligible to participate in the Plan shall consist of officers and other key management personnel of the Company and certain of its subsidiaries as the Board determines. At any time, including during the Incentive Period while the Plan is in effect, the Board may add additional individuals or classes of individuals for or delete individuals or classes of individuals from participation in the Plan as it deems appropriate.

INCENTIVE PLAN AWARDS

     4.1. DETERMINATION OF INCENTIVE PLAN AWARDS. The Board shall, promptly after the date on which the necessary financial, individual or other information for the Incentive Period becomes available with a desired determination date of January 15, 2006, certify whether the Performance Goals have been attained for the Incentive Period. If the Performance Goals have been attained, the Board shall certify the amount of the Incentive Plan Award payable to each Participant. Any such determination by the Board shall be final and conclusive on all parties, but shall be based on such objective information or financial data as is relevant to the Performance Goals. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles. The Board may rely conclusively on any such information provided by the Company's certified public accountants.

     4.2. ELIGIBILITY AND AMOUNT OF INCENTIVE PLAN AWARD .

     (a) To be eligible for payment of any Incentive Plan Award, the Participant must satisfy each of the following conditions: (i) be actively employed by the Company or a Pliant affiliate during the Incentive Period to which the award pertains, as well as on the date of payment of the award; (ii) have performed the Participant's duties to the satisfaction of the Board; (iii) have not engaged in any act deemed by the Board to be inimical to the best interests of the Company or any affiliate; (iv) otherwise complied with the applicable employment policies at all times prior to the date the Incentive Plan Award is actually paid; and (v) not breached any provision of this Plan, any Noncompetition Agreement or any Employment Agreement. No Incentive Plan Award shall be paid to any Participant who does not satisfy each of the above conditions. In the event of a Participant's death, the Incentive Plan Award shall be prorated based upon the number of full payroll periods worked during such Incentive Period when such Participant's death occurs.

     (b) The Incentive Plan Award shall be determined by multiplying the Participant's aggregate base salary during the Incentive Period by the Incentive Percentage determined pursuant to EXHIBIT A and EXHIBIT B. The Incentive Plan Awards shall be subject to a resin pricing adjustment and a currency exchange adjustment determined by the Board and shall be self-funding at 100% of Organizational Goals and above.

     4.3 PAYMENT OF AWARD. The Incentive Plan Award for the Incentive Period shall be paid to a participant after determination of the Incentive Plan Awards pursuant to SECTION 4.1 hereof, with a target pay date of January 31, 2006 and shall be based upon the level of achievement of the Organizational Goals for the Incentive Period pursuant to EXHIBIT A and achievement of the Personal Goals for the Incentive Period pursuant to EXHIBIT B. In addition, an amount equal to one-half (1/2) of any Incentive Plan Award for the Incentive Period for each Participant will be added to the long term incentive plan award for such Participant pursuant to the Long Term Incentive Plan.

     4.4 CHANGE OF CONTROL. It is the intent of the Plan that in the event of a successful Change of Control during the Incentive Period, (i) all Incentive Plan Awards will be determined based upon the achievement of Organizational Goals and Personal Goals for the portion of the Incentive Period beginning on January 1, 2005 and ending on the date immediately preceding the closing date of any Change of Control transaction, (ii) such partial Incentive Plan Awards will be paid on the closing date of any such Change of Control transaction and (iii) immediately following the payment of such partial Incentive Plan Awards, this Plan will terminate and be of no further force and effect.

ADMINISTRATION

     5.1 ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have full discretionary authority to administer and interpret the Plan, to exercise all powers either specifically granted to it under the Plan or as are necessary or advisable in the administration of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which shall be binding on all persons, including the Company, its affiliates and the Participants (or any person claiming any rights under the Plan from or through any Participant). A majority of the Board shall constitute a quorum, and the Board shall act pursuant to a majority vote or by unanimous written consent. No member of the Board or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Incentive Plan Award paid hereunder.

     5.2   DELEGATION.   The  Board  may  delegate  its   responsibilities   for
administering the Plan to one or more persons as the Board deems necessary.

PARTICIPANT COVENANTS

     6.1 Each Participant, as a condition to participation in the Plan and in consideration of Participant's continued employment by the Company and/or its affiliates, agrees that for a period of time beginning on the date Participant executes a copy of the Plan and continuing for a period ending on the date which is the earlier of (i) one (1) year after the termination of Participant's employment with the Company, (ii) the closing date of any Change of Control transaction, or (iii) the termination of Participant's employment by the Company for any reason other than a breach of this Plan or any Noncompetition Agreement, such Participant shall not:

     (a) directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in (w) the world where the Company or any of its affiliates is doing business during the term of this covenant, (x) the United States, (y) the State of Illinois or (z) within a 500 mile radius of the Chicago, Illinois metropolitan area that (i) develops, manufactures, markets and/or sells value-added film, flexible packaging products and/or recloseable technologies including zippers and sliders or otherwise competes with or is similar in concept, design, format, or otherwise to the business conducted by the Company and its affiliates at any time during the term of this covenant; or
(ii) purchases from the Company (notwithstanding the above, this paragraph shall not be construed to prohibit Participant from owning less than three percent (3%) of the securities of a corporation which is publicly traded on a securities exchange or over-the-counter); or

     (b) directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert (by solicitation, diversion or otherwise) from the Company or its affiliates any business with any customer, prospective customer or account of the Company or its affiliates with which Participant had any contact or association, which was under the supervision of Participant, or the identity of which was learned by Participant as a result of Participant's employment with the Company; (ii) accept the business of any customer, prospective customer or account of the Company or its affiliates with which Participant had any contact or association, which was under the supervision of Participant, or the identity of which was learned by Participant as a result of Participant's employment with the Company, whether solicited or not solicited by Participant if such business would be diverted from the Company or otherwise adversely effect the Company's business with such entity; (iii) solicit, induce or attempt to induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with the Company and/or its affiliates to terminate their relationship or association with the Company and/or its affiliates, or to represent, distribute or sell services or products in competition with services or products of the Company or its affiliates; (iv) induce, solicit, cause or attempt to induce or cause any employee of the Company or its affiliates to leave the employ of the Company or its affiliates; or (v) hire or otherwise accept the services of any employee or former employee of the Company, whether solicited or not solicited by Participant.

     (c) Notwithstanding the foregoing, in the event that a Participant desires, during the restrictive period in this SECTION 6.1, to engage in activity that Participant believes may be in breach of this SECTION 6.1, Participant may discuss such activity with the Human Resources manager of the Company and the Company (i) will provide the Participant with a decision on whether such activity constitutes a breach of this SECTION 6.1 and (ii) may, upon the written consent of the Chief Executive Officer of the Company and the Board, consent to Participant's participation in such activity.

     6.2 NON-DISCLOSURE. Participant shall not at any time or in any manner, directly or indirectly, use (for Participant's benefit or the benefit of any other party) or disclose to any party other than the Company any trade secrets or other Confidential Information (as defined below) learned or obtained by him while an employee, stockholder, officer, director or agent of the Company. As used herein, the term "CONFIDENTIAL INFORMATION" shall mean information, material and trade secrets proprietary to the Company or to any entity related or affiliated with the Company or designated as confidential by the Company, whether or not owned or developed by the Company, which Participant may obtain knowledge of or access to, through or as a result of the services provided to the Company or to any related or affiliated entity (including information conceived, originated, discovered or developed in whole or in part by Participant). Without limiting the generality of the foregoing, Confidential Information shall include, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or still in development): data, documentation, diagrams, flow charts, formulas, research, economic and financial analysis, developments, processes, procedures, "know how," marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, and the Company derived market information and financial information.

     6.3 AFFILIATE TRANSACTIONS. Neither Participant, any member of Participant's immediate family nor any other person or entity affiliated (as such term is defined and used in Rule 501(b) of the Securities Act of 1933, as amended) with Participant shall, during the restricted period set forth in
SECTION 6.1 of this Plan, engage, directly or indirectly, in any business transaction with the Company or any person or entity affiliated with the Company without the prior written consent of the Board.


MISCELLANEOUS

     7.1 NO GUARANTEE. While a discretionary Incentive Plan Award may have been paid in the past, whether such payments will be made in the future will depend upon various factors, such as the financial condition and performance of the Company and its affiliates. The Company may withhold an Incentive Plan Award, or portions thereof, for any reason including gross misconduct (e.g., theft, dishonesty/compromised integrity, fraud, harassment, etc.), breach of any Employment Agreement or Noncompetition Agreement or any actions deemed by the Board to be inimical to the best interests of the Company.

     7.2 TAX WITHHOLDING. The Company shall have the right to deduct from all payments made under the Plan any applicable local or national taxes required by law to be withheld with respect to such payments.

     7.3 GOVERNING LAW. Because the corporate headquarters of the Company are located in the state of Illinois and the Participant will have frequent contact with individuals at the corporate headquarters of the Company, the parties hereto agree that the Plan and all rights to an Incentive Plan Award hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

     7.4. ASSIGNMENT OR PLEDGE. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature.

     7.5 EMPLOYMENT. Neither the adoption of the Plan nor its operation shall in any way (i) affect the rights and power of the Company or applicable Pliant affiliate to dismiss or discharge any Participants, or (ii) alter the at-will nature of employment of any Plan Participant, subject, however to local law and any rights under the Employment Agreement.

     7.6 DEATH. In the event of a Participant's death prior to the payment of any Incentive Plan Award to which the Participant is otherwise entitled, payment shall be made to the Participant's estate.

     7.7 JOB CHANGE. Eligible Participants who become eligible to participate in the Plan by reason of a job change will be eligible for a prorated incentive payment based on the actual days worked during the Incentive Period, if they meet all other requirements of the Plan.

     7.8 RIGHTS TO PAYMENTS. No absolute right to any Incentive Plan Award shall be considered as having accrued to any Participant prior to the close of the Incentive Period with respect to which the award is made. No Participant shall have any enforceable right to receive any Incentive Plan Award made with respect to an Incentive Period or to retain any payment made with respect thereto if for any reason the requirements of Section 4.2(a) are not satisfied.

     7.9 PRIOR PLANS. The Plan supercedes and replaces all previous and existing plans of the Company regarding executive incentive compensation. This will confirm that any individual who participates under this Plan will not participate under any other Company incentive compensation or bonus plan unless expressly provided for in writing.

     7.10 CONFLICTS. To the extent there are any conflicts between this Plan and any applicable Employment Agreement, the provisions of the Employment Agreement shall govern except for the provisions of SECTION 6 of the Plan which shall take precedent over any conflicting term in any Employment Agreement.

     7.11 PARTICIPANT ACKNOWLEDGEMENTS. Participant acknowledges that (i) Participant has had access to Pliant's trade secrets at the highest levels, including without limitation manufacturing and marketing strategy, customer strategy and lists, technical know-how, product and process research and development, and business plans, (ii) Participant has had access to confidential and proprietary information regarding and has been privy to discussions and strategy sessions at the highest levels of the Company regarding all aspects, business lines and product segments of the Company, and (iii) that these trade secrets and confidential/proprietary information would inevitably be disclosed were Participant to work for a competitor.

     7.12 SEVERABILITY. The Company and Participant believe the covenants against competition and the consideration therefore contained in this Plan are reasonable and fair in all respects, and are necessary to protect the interests of the Company. However, in case any one or more of the provisions or parts of a provision contained in this Plan shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Plan or any other jurisdiction, but this Plan shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction. Without limiting the foregoing, the parties intend that the covenants and agreements contained in parts (w), (x), (y) or (z) of SECTION 6.1(A) shall be deemed to be a series of separate covenants and agreements, one for each of the world where the Company and its affiliates are doing business, the United States, the State of Illinois and within a 500 mile radius of the Chicago, Illinois metropolitan area. If, in any legal proceeding, a court or arbitrator shall refuse to enforce all the separate covenants and agreements deemed to be included in parts (w), (x), (y) and (z) of SECTION 6.1(A), it is the intention of the parties hereto that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of parts (w), (x), (y) and
(z) of SECTION 6.1(A).

     7.13 SPECIFIC PERFORMANCE. The parties hereto agree that their rights hereunder are special and unique and that any violation thereof would not be adequately compensated by money damages. Each party grants the other party the right to specifically enforce (including temporary and permanent injunctive relief where appropriate) the terms of this Agreement to prevent any actual or threatened violation of the provisions hereof in the state or federal courts in Chicago, Illinois without necessity of posting bond. The parties consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon FORUM NON CONVENIENS.

     Participant hereby accepts the terms and conditions on the Incentive Plan Award granted by the Company and agrees to be bound by the provisions of the Plan.


                                     PARTICIPANT:

                                     Signature:
                                               -------------------------------

                                     Printed Name:
                                                  ----------------------------


                                     PLIANT:

                                     PLIANT CORPORATION


                                     By:
                                        --------------------------------------

                                     Name:
                                          ------------------------------------

                                     Title:
                                           -----------------------------------

                                    EXHIBIT A

                  Incentive Percentage for Organizational Goals


--------------------------------------------------------------------------------

Participant's   total  target   Incentive   Percentage  is      %  (the  "Target
                                                            ----
Percentage") which is determined by adding the Organizational Goals Percentage Target and the Personal Goals Percentage Target.

--------------------------------------------------------------------------------


The achievement of Organizational Goals  shall  constitute      % of the  Target
Percentage.                                                 ----

     Achievement of                                  Organizational Goals
     Organizational Goals                            Incentive Percentage*
     --------------------                            ---------------------

     Below 85% of Organizational Goals               Discretionary

     85% of Organizational Goals                     25% of Organizational Goals
                                                     Target Percentage

     Above 100% Organizational Goals                 Discretionary


     *  The   Organizational   Goals   Incentive   Percentage   shall   increase
incrementally for each percentage of achievement between 85% of Organizational Goals and 100% of Organizational Goals (at a rate of 5% per percent increase).


--------------------------------------------------------------------------------


The Achievement of Organizational Goals will be split as follows:


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                                    EXHIBIT B

                     Incentive Percentage for Personal Goals


--------------------------------------------------------------------------------

Participant's   total  target   Incentive   Percentage  is      %  (the  "Target
                                                            ----
Percentage") which is determined by adding the Organizational Goals Percentage Target and the Personal Goals Percentage Target.

--------------------------------------------------------------------------------


The  achievement  of all  Personal  Goals shall  constitute      % of the Target
Percentage.                                                  ---


     Achievement of                   Personal Goals
     Personal Goals                   Incentive Percentage*
     --------------                   ---------------------

     One Personal Goal                    % of Personal Goals Percentage Target
                                      ---
     Two Personal Goals                   % of Personal Goals Percentage Target
                                      ---
     Three Personal Goals                 % of Personal Goals Percentage Target
                                      ---
     Four Personal Goals                  % of Personal Goals Percentage Target
                                      ---

* Notwithstanding the foregoing, in the event that the Company does not have at least $94.8 million in EBITDA (85% of Plan EBITDA of $ 111.4 million) for calendar year 2005, the Incentive Percentage used to determine the Target Percentage will be at the sole discretion of the Company.